EXHIBIT 3.2

ARTICLES OF AMENDMENT

Article I. Name

The name of this corporation is Interact Technologies Inc.

Article II.  Amendment

The Articles of Incorporation of the Corporation are amended so that the name of the Corporation is changed from Interact Technologies Inc. to Fairhaven Technologies, Inc.

Article III.  Date Amendment Adopted

The amendment set forth in these Articles of Amendment was adopted on the date shown below.

Article IV.  Shareholder Approval of Amendment

The amendment set forth in these Articles of Amendment was proposed by the Corporation's Board of Directors and approved by the shareholders by a vote sufficient for approval of the amendment.

The undersigned executed this document on the date shown below.

Interact Technologies Inc.

By:  /s/ G.K. Kuroda
      by G.K. Kuroda as attorney-in-fact

Name:  Paul Hines
Title:    President

Date:  2/17/99

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EXHIBIT 3.2

ARTICLES OF AMENDMENT

Article I. Name

The name of this Florida corporation is Fairhaven Technologies, Inc.

Article II.  Amendment

The Articles of Incorporation of the Corporation are amended so that the name of the Corporation is changed from Fairhaven Technologies, Inc.to Ideal Accents, Inc.

Article III.  Date Amendment Adopted

The amendment set forth in these Articles of Amendment was adopted on the date shown below.

Article IV.  Shareholder Approval of Amendment

The amendment set forth in these Articles of Amendment was proposed by the Corporation's Board of Directors and approved by the shareholders by a vote sufficient for approval of the amendment.

The undersigned executed this document on the date shown below.

Fairhaven Technologies, Inc.

By:  /s/ J. Paul Hines
Name:  Paul Hines
Title:    President

Date:  December 11, 2001

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EXHIBIT 3.2

ARTICLES OF AMENDMENT

Article I.  Name

The name of this Florida corporation is:

Fairhaven Technologies, Inc.

Article II.  Amendment

The Articles of Incorporation of the Corporation are amended as follows:

Article I is deleted in its entirety and replaced with the following:

Article I.  Name

The name of this Florida Corporation is

Ideal Accents, Inc.

Article V.  Capital Stock

The Corporation shall have the authority to issue 50,000,000 shares of common stock, par value $.001 per share.  In addition, the Corporation shall have the authority to issue 50,000,000 shares of preferred stock, par value $.001 per share, which may be divided into series and with the preferences, limitations and relative rights determined by the Board of Directors.

Article III.  Date Amendment Adopted

The amendment set forth in these Articles of Amendment was adopted on the date shown below.

Article IV.  Shareholder Approval of Amendment

The amendment set forth in these Articles of Amendment was proposed by the

Corporate Creations International Inc.
941 Fourth Street #200
Miami Beach, FL 33139

Corporation's Board of Directors and approved by the shareholders by a vote sufficient for approval of the amendment.

The undersigned executed this document on the date shown below.

Fairhaven Technologies, Inc.

By: /s/ J. Paul Hines
Name:  J. Paul Hines
Title:   President

Date:   December 12th 2001